Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers U.S. Opportunity II Fund, Strategic Advisers International II Fund and Strategic Advisers Income Opportunities Fund of our reports dated April 18, 2013; Strategic Advisers International Fund and Strategic Advisers U.S. Opportunity Fund of our reports dated April 19, 2013; Strategic Advisers Core Income Fund, Strategic Advisers Core Income Multi-Manager Fund, Strategic Advisers Emerging Markets Fund, Strategic Advisers Emerging Markets Fund of Funds and Strategic Advisers International Multi-Manager Fund of our reports dated April 22, 2013; Strategic Advisers Small-Mid Cap Fund and Strategic Advisers Small-Mid Cap Multi-Manager Fund of our reports dated April 23, 2013 on the financial statements and financial highlights included in the February 28, 2013 Annual Reports to Shareholders, which is also incorporated by reference into the Registration Statement.

We further consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 23, 2013